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                                                                    EXHIBIT 99.3

                              TOKHEIM CORPORATION

               Instruction to Registered Holder and/or Depository
                Trust Company Participant from Beneficial Owner
                                      for
                             Offer to Exchange its

        Series B 11 3/8% Senior Subordinated Dollar Notes due 2008
                       for any and all of its outstanding

        Series A 11 3/8% Senior Subordinated Dollar Notes due 2008


 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
 YORK CITY TIME, ON                    , 1999, UNLESS THE OFFER IS
 EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


To Registered Holder and/or Depository Trust Company Participant:

  The undersigned hereby acknowledges receipt of the Prospectus dated
                   , 1999 (the "Prospectus") of Tokheim Corporation, an Indiana corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its Series B 11 3/8% Senior Subordinated Dollar Notes Due 2008 (the "Exchange Notes") for all of its outstanding Series A 11 3/8% Senior Subordinated Dollar Notes Due 2008 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the meanings they have in the Prospectus.

  This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

  The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

    $                         of the 11 3/8% Senior Subordinated Dollar
    Notes Due 2008.

    With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

    [_] To TENDER the following Outstanding Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTES TO BE TENDERED (IF LESS THAN ALL)): $

    [_] NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

  If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the undersigned is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by the undersigned are being acquired in the ordinary course of its business, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of Exchange Notes to be received in the Exchange Offer, and
(iv) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a
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distribution (within the meaning of the Securities Act) of such Exchange Notes.
The Company may require the undersigned, as a condition to the undersigned's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule 13d-3 under the Exchange Act on behalf of whom the undersigned holds the Outstanding Notes to be exchanged in the Exchange Offer. By tendering Outstanding Notes pursuant to the Exchange Offer, a holder of Outstanding Notes which is a broker-dealer represents and agrees, consistent with certain interpretive letters issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that such Outstanding Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities, and it will deliver a Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such Exchanges Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).


                                   SIGN HERE
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                          Name of beneficial owner(s)
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                                   Signature
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                             Name(s) (please print)
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                                   (Address)
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                               (Telephone Number)
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              (Taxpayer Identification or Social Security Number)
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                                      Date


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